Exhibit 5.1

SIDLEY AUSTIN llp	BEIJING	NEW YORK
ONE SOUTH DEARBORN STREET	BRUSSELS	PALO ALTO
CHICAGO, IL 60603	CHICAGO	SAN FRANCISCO
(312) 853 7000	DALLAS	SHANGHAI
(312) 853 7036 FAX	FRANKFURT	SINGAPORE
	GENEVA	SYDNEY
	HONG KONG	TOKYO
	LONDON	WASHINGTON, D.C.
LOS ANGELES

FOUNDED 1866
December 15, 2010
Wintrust Financial Corporation
727 North Bank Lane
Lake Forest, Illinois 60045
Re:	Issuance of Common Stock
Ladies and Gentlemen:
          We refer to (i) the Registration Statement on Form S-3 (File No. 333-165166) (the “Original Registration Statement”) filed by Wintrust Financial Corporation, an Illinois corporation (the “Company”), and Wintrust Capital Trust VI, a Delaware statutory trust, on March 3, 2010 with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) Post-Effective Amendment No. 1 to the Original Registration Statement (the “Post-Effective Amendment”) filed by the Company on December 6, 2010 with the SEC. Pursuant to the Registration Statement and the exercise of the option pursuant to the Purchase Agreement (as defined below) to purchase additional shares of the Company’s common stock, no par value (the “Common Stock”) to cover overallotments, the Company is issuing 480,769 shares (the “Option Shares”) of the Common Stock.
          This letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
          In rendering the opinions expressed below, we have examined (i) the Original Registration Statement, as amended by the Post-Effective Amendment (collectively, the “Registration Statement”), and the exhibits filed therewith, (ii) the Company’s prospectus dated March 3, 2010 included in the Registration Statement (the “Base Prospectus”), (iii) the Company’s prospectus supplement dated December 7, 2010 supplementing the Base Prospectus and relating to the Common Stock (the “Prospectus Supplement”), (iv) the Purchase Agreement, dated December 7, 2010 (the “Purchase Agreement”), between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sandler O’Neill & Partners, L.P., as representatives of the underwriters named in Schedule A thereto, (v) certain resolutions of the Board of Directors (the “Board”) of the Company adopted on October 28, 2010 and certain resolutions and a written consent of the Finance Committee of the Board adopted on December 6 and 7, 2010, respectively, each as certified by the Secretary of the Company on the date hereof as being true, complete and correct and in full force and effect, relating to, among other things, the issuance and sale of the Option Shares, and (vi) the amended and restated articles of incorporation of the Company and the amended and restated by-laws of the Company, in each case, as certified by the Secretary of
Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

Wintrust Financial Corporation
December 15, 2010

the Company on the date hereof as being true, complete and correct and in full force and effect on the date hereof. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves to such matters of fact, as we have considered relevant and necessary as a basis for this letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.
          Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Option Shares will be legally issued, fully paid and nonassessable when the Company’s books shall reflect the issuance of the Option Shares to the purchasers thereof against payment of the agreed consideration therefor as contemplated by the Purchase Agreement.
          This letter is limited to the laws of the State of Illinois.
          We do not find it necessary for the purposes of this letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to the issuance and sale of the Option Shares.
          We hereby consent to the filing of this letter as an exhibit to the Company’s Current Report on Form 8-K being filed by the Company on December 15, 2010 with the SEC and to all references to our firm in the Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder.

Very truly yours,
/s/ Sidley Austin LLP